United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,899,940
Unrealized Gain (Loss) on Market Value of Futures	429,970
Dividend Income	569
Interest Income	433
ETF Transaction Fees	1,050
Total Income (Loss)	$2,331,962

Expenses
General Partner Management Fees	$27,258
Brokerage Commissions	2,274
Non-interested Directors' Fees and Expenses	474
Prepaid Insurance Expense	337
Other Expenses	10,602
Total Expenses	40,945
Expense Waiver	(5,162)
Net Expenses	$35,783
Net Income (Loss)	$2,296,179

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/13	$38,884,277
Additions (100,000 Units)	8,254,328
Withdrawals (50,000 Units)	(4,119,542)
Net Income (Loss)	2,296,179

Net Asset Value End of Month	$45,315,242
Net Asset Value Per Unit (550,000 Units)	$82.39

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612